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                                                                     EXHIBIT 4.4

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                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                  BLACKSTONE CAPITAL PARTNERS (CAYMAN) LTD. 1,

                  BLACKSTONE CAPITAL PARTNERS (CAYMAN) LTD. 2,

                  BLACKSTONE CAPITAL PARTNERS (CAYMAN) LTD. 3,

                     BA CAPITAL INVESTORS SIDECAR FUND, L.P.

                                       AND

          BLACKSTONE CRYSTAL HOLDINGS CAPITAL PARTNERS (CAYMAN) IV LTD.

                            DATED AS OF APRIL 6, 2004

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS...................................................................................1
     SECTION 1.1          CERTAIN DEFINITIONS...........................................................1
     SECTION 1.2          OTHER DEFINITIONAL PROVISIONS; INTERPRETATION.................................3

ARTICLE II REGISTRATION RIGHTS..........................................................................4
     SECTION 2.1          INCIDENTAL REGISTRATION.......................................................4
     SECTION 2.2          DEMAND REGISTRATION...........................................................5
     SECTION 2.3          HOLDBACK......................................................................6
     SECTION 2.4          OTHER REGISTRATION-RELATED MATTERS............................................7

ARTICLE III INDEMNIFICATION............................................................................11
     SECTION 3.1          INDEMNIFICATION BY THE COMPANY...............................................11
     SECTION 3.2          INDEMNIFICATION BY THE SHAREHOLDERS..........................................11
     SECTION 3.3          NOTICES OF CLAIMS, ETC.......................................................12
     SECTION 3.4          CONTRIBUTION.................................................................13
     SECTION 3.5          OTHER INDEMNIFICATION........................................................14
     SECTION 3.6          NON-EXCLUSIVITY..............................................................14
     SECTION 3.7          INDEMNIFICATION PAYMENTS.....................................................14

ARTICLE IV OTHER.......................................................................................14
     SECTION 4.1          REMEDIES.....................................................................14
     SECTION 4.2          AMENDMENTS, WAIVERS..........................................................14
     SECTION 4.3          SUCCESSORS; ASSIGNS; TRANSFEREES.............................................14
     SECTION 4.4          NOTICES......................................................................14
     SECTION 4.5          INTEGRATION..................................................................15
     SECTION 4.6          SEVERABILITY.................................................................16
     SECTION 4.7          COUNTERPARTS.................................................................16
     SECTION 4.8          LIMITED LIABILITY............................................................16
     SECTION 4.9          RULE 144.....................................................................16
     SECTION 4.10         OTHER REGISTRATION RIGHTS....................................................16
     SECTION 4.11         REDOMICILIATION..............................................................17
     SECTION 4.12         GOVERNING LAW................................................................17
     SECTION 4.13         JURISDICTION.................................................................17
     SECTION 4.14         MUTUAL WAIVER OF JURY TRIAL..................................................17
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                                        i
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                          REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT is dated April 6, 2004 and is by and among Blackstone Capital Partners (Cayman) Ltd. 1, an exempted company incorporated under the laws of the Cayman Islands ("BCP 1"), Blackstone Capital Partners (Cayman) Ltd. 2, an exempted company incorporated under the laws of the Cayman Islands ("BCP 2"), Blackstone Capital Partners (Cayman) Ltd. 3, an exempted company incorporated under the laws of the Cayman Islands ("BCP 3"), BA Capital Investors Sidecar Fund, L.P., a Cayman Islands limited partnership ("BACI"), and Blackstone Crystal Holdings Capital Partners (Cayman) IV Ltd., an exempted company incorporated under the laws of the Cayman Islands (together with any successor thereto, the "COMPANY").

                                   BACKGROUND

          1. In connection with the consummation of the voluntary public takeover offer by a subsidiary of the Company for all of the outstanding registered ordinary shares of Celanese AG, a German stock corporation, the Blackstone Entities (as defined below) and BACI will purchase Ordinary Shares (as defined below).

          2. The Shareholders (as defined below) and the Company wish to provide for certain matters relating to their holdings of Ordinary Shares.

          The parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 CERTAIN DEFINITIONS. As used in this Agreement:

          "AFFILIATE" means, with respect to any Person, (i) any Person that directly or indirectly controls, is controlled by or is under common control with, such Person or (ii) any director, officer, member, partner (including limited partners) or employee of such Person or any Person specified in clause (i) above; PROVIDED that officers, directors or employees of the Company will be deemed not to be Affiliates of the Shareholders for purposes hereof solely by reason of being officers, directors or employees of the Company.

          "AGREEMENT" means this Registration Rights Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "BACI" has the meaning set forth in the preamble.

          "BCP 1" has the meaning set forth in the preamble.

          "BCP 2" has the meaning set forth in the preamble.

          "BCP 3" has the meaning set forth in the preamble.

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          "BLACKSTONE ENTITIES" means collectively BCP 1, BCP 2, BCP 3 and/or any Affiliate of BCP 1, BCP 2, or BCP 3 that holds Registrable Securities.

          "BUSINESS DAY" means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

          "COMPANY" has the meaning set forth in the preamble.

          "DESIGNATED COUNSEL" means counsel to the selling Shareholders participating in a registration pursuant hereto which counsel is selected by the holders of a majority of the Registrable Securities being registered in the relevant registration.

          "HOLDBACK PERIOD" has the meaning set forth in Section 2.3.

          "INITIAL PUBLIC OFFERING" means the closing of the first sale of common equity or equivalent securities of the Company to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

          "INSPECTOR" has the meaning set forth in Section 2.4(k).

          "ORDINARY SHARES" means the ordinary shares, par value $0.01 per share, of the Company.

          "ORDINARY SHARE EQUIVALENTS" means any warrants, options and rights or securities convertible into, exchangeable or exercisable for Ordinary Shares.

          "PERSON" means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

          "REDOMICILIATION" has the meaning set forth in Section 4.11.

          "REGISTRABLE SECURITIES" means (i) any Ordinary Shares, (ii) any Ordinary Shares owned or to be acquired upon conversion, exercise or exchange of Ordinary Share Equivalents and (iii) any shares owned or to be acquired in respect of Ordinary Shares in connection with the Redomiciliation or a recapitalization, merger, consolidation, exchange or other reorganization of the Company (or any successor entity), in each case now or hereafter owned by the Shareholders. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the applicable Shareholder of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (ii) such securities have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer have been delivered by the Company and subsequent disposition of such securities does not require registration or

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     qualification of such securities under the Securities Act or any state securities or blue sky law then in force, (iv) such securities are sold to a Person in a transaction in which rights under provisions of this Agreement are not assigned in accordance with this Agreement, or (v) such securities have ceased to be outstanding.

          "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or national market system, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance), securities laws liability insurance (if the Company so desires (or if the underwriters of the applicable offering so require)), the fees and disbursements of underwriters (including, without limitation, all fees and expenses of any "qualified independent underwriter" required by the rules of the NASD) customarily paid by issuers or sellers of securities in public equity offerings, the expenses customarily borne by the issuers of securities in a "road show" presentation to potential investors, the fees and expenses of any special experts retained by the Company in connection with such registration, the fees and expenses of other persons retained by the Company and all fees and expenses of any selling Shareholder participating in a registration pursuant hereto (including fees and expenses of Designated Counsel), other than underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of shares of Registrable Securities by such selling Shareholder.

          "SEC" means the U.S. Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "SHAREHOLDERS" means each of the Blackstone Entities and BACI collectively, and "SHAREHOLDER" means any one of the Shareholders.

          "TRANSFEREE" means any Person to whom any Shareholder or any Transferee thereof transfers Registrable Securities.

          SECTION 1.2 OTHER DEFINITIONAL PROVISIONS; INTERPRETATION.

     (a) The words "HEREOF," "HEREIN," and "HEREUNDER" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified.

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     (b) The headings in this Agreement are included for convenience of reference only and do not limit or otherwise affect the meaning or interpretation of this Agreement.

     (c) The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

                               REGISTRATION RIGHTS

          SECTION 2.1 INCIDENTAL REGISTRATION.

     (a) If the Company proposes to register any of its securities under the Securities Act (other than a registration statement on Form S-4 or S-8), whether or not for its own account (and including any registration pursuant to a request or demand right of any other Person), then the Company will each such time give prompt written notice thereof to the Shareholders of their rights under this
Section 2.1, at least 15 Business Days prior to the anticipated filing date of such registration statement. Such notice shall offer the Shareholders the opportunity to include in such registration statement such number of Registrable Securities as each Shareholder may request. Upon the written request of any Shareholder made within 15 Business Days after the receipt of any such notice from the Company, which request shall specify the number of Registrable Securities intended to be disposed of by such Shareholder in such offering, the Company will use its reasonable best efforts to effect the registration under the Securities Act, as expeditiously as is possible, of all the Registrable Securities which the Company has been so requested to register by the Shareholders, subject to Section 2.1(b); PROVIDED that until the six-month anniversary of the Initial Public Offering (or such shorter period as the underwriters for such Initial Public Offering shall require of either the Blackstone Entities or BACI), BACI shall not be permitted to include any Registrable Securities in such registration unless any of the Blackstone Entities include any Registrable Securities in such registration; PROVIDED, FURTHER that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company or any other holder of securities that initiated such registration (an "INITIATING HOLDER") shall determine for any reason not to proceed with the proposed registration, the Company may at its election (or the election of such Initiating Holder(s) as applicable) give written notice of such determination to the Shareholders and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith).

     (b) If a registration pursuant to this Section 2.1 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities which the Company and the holders of the Registrable Securities and any other Persons intend to include in such registration exceeds the largest number of securities which can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), then the number of such securities to be included in such registration shall be reduced to such extent, and the Company will include in such registration such maximum number of securities as follows
(i) FIRST, all of the securities the Company proposes to sell for its own account, if any, PROVIDED that the registration of such securities was

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initiated by the Company with respect to securities intended to be registered for sale for its own account; and (ii) SECOND, such number of Registrable Securities requested to be included in such registration by the Shareholders which, in the opinion of such managing underwriter can be sold without having the adverse effect described above, which number of Registrable Securities shall be allocated PRO RATA among such Shareholders on the basis of the relative number of Registrable Securities then held by each such Shareholder; PROVIDED that any such amount thereby allocated to each such Shareholder that exceeds such Shareholder's request shall be reallocated among the Shareholders in like manner, as applicable.

     (c) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 2.1.

          SECTION 2.2 DEMAND REGISTRATION.

     (a) Upon the written request from time to time (a "REQUEST") of any of the Blackstone Entities (a "DEMAND PARTY") that the Company effect the registration under the Securities Act of all or part of such Demand Party's Registrable Securities and specifying the amount and intended method of disposition thereof, the Company will promptly give written notice of such requested registration to the other Shareholders and, as expeditiously as possible, use its reasonable best efforts to effect the registration under the Securities Act of:

          (1) such Registrable Securities which the Company has been so requested to register by the Demand Party; and

          (2) the Registrable Securities of other Shareholders which the Company has been requested to register by written request given to the Company within 10 days after the giving of such written notice by the Company (which request shall specify the amount and intended method of disposition of such securities).

The Demand Party shall have the right to select the managing underwriter or underwriters to administer the offerings covered by its Requests.

     (b) If a requested registration pursuant to this Section 2.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration by the Shareholders exceeds the largest number of securities which can be sold in such offering without having an adverse effect on such offering (including the price at which the securities can be sold) then the Company shall include in such registration such number of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect described above, which number shall be allocated PRO RATA among all such requesting Shareholders based on the relative number of Registrable Securities then held by each such requesting Shareholder. In the event that the number of Registrable Securities which the Shareholders have requested to include is less than the number of securities which, in the opinion of the managing underwriter, can be sold in such offering without having the adverse effect referred to above, then the Company shall be entitled to include in such registration, for its own account, up to that number of securities which, in the opinion of such managing underwriter, can be sold without having the adverse result on the offering referred to above.

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     (c) If a requested registration pursuant to this Section 2.2 involves an underwritten offering and the managing underwriter advises the Company that, in its opinion, certain disclosure is of material importance to the success of such proposed offering, then the Company shall cooperate with the managing underwriter to provide such disclosure. The Company agrees to include in any registration statement all information which, in the reasonable view of counsel to the underwriters (if any) or Designated Counsel, is required to be included.

     (d) The Demand Party shall be permitted to request that any registration under this Section 2.2 be made under Rule 415 under the Securities Act (the "SHELF REGISTRATION"). The Company shall use its commercially reasonable efforts to effect such Shelf Registration and to keep it continuously effective until such date on which there are no Registrable Securities covered by such registration. During the period during which the Shelf Registration is effective, the Company shall supplement or make amendments to the Shelf Registration, if required by the Securities Act or if reasonably requested by the Demand Party or an underwriter of Registrable Securities to be sold pursuant thereto, including to reflect any specific plan of distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

     (e) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 2.2.

          SECTION 2.3 HOLDBACK.

     (a) RESTRICTIONS ON SALE BY THE SHAREHOLDERS. In connection with any underwritten public offering of securities of the Company, each Shareholder agrees not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any sale or distribution of other securities of the Company or of any securities convertible into or exchangeable or exercisable for any other securities of the Company (in each case, other than as part of such underwritten public offering) in each case, during the seven days prior to, and during such period as the managing underwriter may require (not to exceed 90 days, or, in the case of the Initial Public Offering, 180 days) (the period during which such restriction applies, the "HOLDBACK PERIOD") beginning on, the closing date of the sale of such securities pursuant to an effective registration statement, except as part of such registration; PROVIDED, HOWEVER, that this provision shall not apply if (i) such Shareholder owns, at the time of such registration and throughout the Holdback Period, less than 2% of all outstanding Ordinary Shares and (ii) such Shareholder is not participating in such public offering.

     (b) RESTRICTIONS ON SALE BY THE COMPANY AND OTHERS. In connection with any underwritten public offering of securities of the Company, the Company agrees
(i) not to effect any sale or distribution, and to use its reasonable best efforts to cause its directors and officers not to effect any sale or distribution, of any Ordinary Shares, Ordinary Share Equivalents or other securities of the Company or of any security convertible into or exchangeable or exercisable for any Ordinary Shares, Ordinary Share Equivalents or other securities of the Company (other than in connection with an employee stock option or other benefit plans) during the seven days prior to, and during the same period applicable to the Shareholders in connection with such offering pursuant to Section 2.3(a) beginning on, the closing date of the sale of such

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securities pursuant to an effective registration statement, except as part of such registration, and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed Ordinary Shares, Ordinary Share Equivalents or other equity securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the period referred to in the foregoing clause (i), except as part of such registration, if permitted.

          SECTION 2.4 OTHER REGISTRATION-RELATED MATTERS . If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

          (a) in the case of a registration as provided in this Agreement, use its reasonable best efforts to prepare and file with the SEC within 45 days (or, in the case of a registration statement on Form S-3, within seven days) after receipt of a request for registration with respect to such Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its reasonable best efforts to cause such registration statement to become and remain effective as promptly as practicable, subject to the right of the Demand Party to defer the Company's request for the acceleration of effectiveness of any such registration statement as may be necessary to accommodate the anticipated timetable for such offering; PROVIDED that, before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to the selling Shareholders copies of the form of preliminary prospectus proposed to be filed and furnish to counsel of the selling Shareholders copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such counsel and shall not be filed without the approval (not to be unreasonably withheld) of the Designated Counsel and (ii) notify the selling Shareholders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (or in the case of a Shelf Registration, until the end of such latter period), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) promptly furnish to each Shareholder and each underwriter, if any, of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all financial statements, schedules and exhibits thereto), the prospectus

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     included in such registration statement (including each preliminary prospectus) (each prepared in conformity with the requirements of the Securities Act), copies of any correspondence with the SEC or its staff relating to the registration statement and such other documents as any Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities;

          (d) use its reasonable best efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such jurisdictions as any selling Shareholder or each underwriter, if any, reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Shareholder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities; PROVIDED that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (e) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (f) promptly notify the selling Shareholders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly prepare and furnish to the selling Shareholders a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (g) if requested by the managing underwriter or any selling Shareholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or such Shareholder reasonably requests be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (h) cooperate with the selling Shareholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the

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     Registrable Securities to be sold and not bearing any restrictive legends;
     and enable such Registrable Securities to be sold in such denominations and registered in such names as the managing underwriters or the selling Shareholders may request prior to any sale of the Registrable Securities to the underwriters;

          (i) use its reasonable best efforts to cause all such Registrable Securities to be listed on a national securities exchange or quotation system, and on each securities exchange or quotation system on which similar securities issued by the Company are then listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, PROVIDED that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

          (j) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the sellers of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification provisions and, in connection with any shelf registration, supporting Shareholders' efforts to execute block trades with institutional buyers, if applicable, and, in connection with any underwritten offering, making appropriate members of senior management of the Company available (subject to consulting with them in advance as to schedule) for customary participation in in-person conferences or "road show" presentations to potential investors;

          (k) make available for inspection by the selling Shareholders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent (including Designated Counsel) retained by Shareholders holding a majority of the Registrable Securities covered by the applicable registration statement or any underwriter (each an "INSPECTOR"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such selling Shareholder, underwriter, or Inspector in connection with such registration statement;

          (l) use its reasonable best efforts to obtain (i) an opinion or opinions of counsel to the Company and (ii) a "cold comfort" letter or letters from the Company's independent public accountants, in each case in customary form and covering such matters of the type customarily covered by opinions and "cold comfort" letters as the Shareholders holding a majority of the Registrable Securities covered by the applicable registration statement or the managing underwriter requests;

          (m) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, within the required time periods, an earnings statement covering a period of at least twelve months,

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     beginning with the first month after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of
     Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

          (n) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement), provide copies of such document to Designated Counsel and counsel to the managing underwriters, if any, make the Company's representatives available for discussion of such document and give due consideration to changes in such document prior to the filing thereof as Designated Counsel may reasonably request;

          (o) promptly notify the selling Shareholders, Designated Counsel to the selling Shareholders and counsel to the managing underwriter, (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed,
     (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes; and

          (p) cooperate with the selling Shareholders and their Designated Counsel and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with any securities exchange and/or the NASD.

          The Company may require any Shareholder that is selling Registrable Securities pursuant to this Agreement to furnish to the Company such information pertinent to the disclosure requirements relating to the registration and distribution of such Registrable Securities regarding such Shareholder, the Registrable Securities held by such Shareholder and the intended method of disposition thereof as the Company shall reasonably request in connection with such registration.

          Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(f) hereof, such Shareholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder receives the copies of the prospectus supplement or amendment contemplated by Section 2.4(f) hereof, and, if so directed by the Company, such Shareholder will deliver to the Company all copies, other than permanent file copies, then in such Shareholder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 2.4(b) hereof shall be extended by the greater of
(i) 30 days or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.4(f) hereof to and including the date when such Shareholder shall have received the copies of the prospectus supplement or amendment contemplated by Section 2.4(f) hereof.

                                   ARTICLE III

                                 INDEMNIFICATION

          SECTION 3.1 INDEMNIFICATION BY THE COMPANY . In the event of any registration of any Registrable Securities under the Securities Act pursuant to
Section 2.1 or Section 2.2 hereof, the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each Shareholder, its directors and officers, employees, shareholders, general partners, limited partners, members, advisory directors, managing directors (and directors, officers, stockholders, general partners, limited partners, members, advisory directors, managing directors and controlling persons thereof) (collectively, "RELATED PERSONS"), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls, is controlled by or is under common control with any Shareholder or any such underwriter (collectively, the "SHAREHOLDER INDEMNIFIED PARTIES") within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including without limitation, reasonable attorneys' fees and any and all reasonable expenses incurred investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and any and all amounts paid in any settlement of any such claim or litigation) to which such Shareholder Indemnified Party may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under which they are made), and the Company will reimburse each Shareholder Indemnified Party for any legal or any other expenses reasonably incurred by it as such expenses are incurred in connection with investigating or defending such loss, claim, liability, action or proceeding; PROVIDED that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by such Shareholder or underwriter specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Shareholder Indemnified Party and shall survive the transfer of such securities by any Shareholder or underwriter.

          SECTION 3.2 INDEMNIFICATION BY THE SHAREHOLDERS . The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2.1 or Section 2.2, that the Company shall have received an undertaking reasonably satisfactory to it from the applicable Selling Shareholder or any prospective underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.1) the Company, all other prospective selling Shareholders, any prospective underwriter, and their respective Related Persons and controlling Persons (collectively, the "COMPANY INDEMNIFIED PARTIES"), with respect to losses, claims, damages, liabilities and expenses described in the indemnity contained in Section 3.1, insofar as such losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they are made) not misleading, and the applicable Shareholder and any underwriter will reimburse each Company Indemnified Party for any legal or any other expenses reasonably incurred by it as such expenses are incurred in connection with investigating or defending such loss, claim, liability, action or proceeding; provided that any such Shareholder and any such underwriter shall only be liable in any such case if any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information with respect to such Shareholder or underwriter furnished to the Company by such Shareholder or underwriter specifically stating that it is for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of any Company Indemnified Party. In no event shall the liability of any selling Shareholders of Registrable Securities pursuant to this Section 3.2 be greater in amount than the dollar amount of the net proceeds actually received by such Shareholder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          SECTION 3.3 NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article III, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; PROVIDED that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding sections of this Article III, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties exists or the indemnifying party is not adequately defending such action or proceeding. In such event, the indemnified party shall be entitled to retain its own counsel to jointly participate in such defense, PROVIDED that an indemnifying party will not be obligated to pay the fees and expenses of more than one such counsel (together with appropriate local counsel) for all parties indemnified by such indemnifying party with respect to such claim unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels (together with the fees of local counsel). An indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement of any pending or threatened proceeding involving an indemnified party which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on such indemnified party.

          SECTION 3.4 CONTRIBUTION . If the indemnification provided for in this
Article III is unavailable to an indemnified party under Section 3.1 or Section
3.2 hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, and the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 3.1 and Section 3.2, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3.4, no Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Shareholder and distributed to the public were offered to the public exceeds the amount of any damages which such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          SECTION 3.5 OTHER INDEMNIFICATION. Indemnification similar to that specified in Section 3.1 and Section 3.2 (with appropriate modifications) shall be given by the Company and each Shareholder with respect to any required registration or other qualification of securities under any law or with any governmental authority other than as required by the Securities Act.

          SECTION 3.6 NON-EXCLUSIVITY. The obligations of the parties under this
Article III shall be in addition to any liability which any party may otherwise have to any other party.

          SECTION 3.7 INDEMNIFICATION PAYMENTS. The indemnification and contribution required by Section 3.1, Section 3.2 and Section 3.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                                   ARTICLE IV

                                      OTHER

          SECTION 4.1 REMEDIES. The Company and each Shareholder acknowledge and agree that in the event of any breach of this Agreement by any of them, the Shareholders and the Company would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

          SECTION 4.2 AMENDMENTS, WAIVERS. This Agreement may not be amended, modified or supplemented and no waivers of or consents to or departures from the provisions hereof may be given unless consented to in writing by the Company and the Shareholders holding a majority of the Registrable Shares held by all such Shareholders, PROVIDED that no such amendment shall adversely affect the rights of a Shareholder disproportionately to other Shareholders without the written consent of such Shareholder, and PROVIDED, FURTHER, that no such amendment shall adversely affect BACI in any material respect without the written consent of BACI.

          SECTION 4.3 SUCCESSORS; ASSIGNS; TRANSFEREES. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. In addition, the rights of any particular Shareholder under this Agreement may be assigned by such Shareholder to any transferee of more than 5% of the outstanding Ordinary Shares, provided such transfer is made in accordance with the Shareholders' Agreement and not in violation of any other agreement to which such Shareholder is a party.

          SECTION 4.4 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be and shall be deemed given when (i) delivered personally,
(ii) five business days after being sent by certified or registered mail, postage prepaid, return receipt requested, (iii) one business day after being sent by Federal Express or other nationally recognized overnight courier, or (iv) if transmitted by facsimile, if confirmed within 24 hours thereafter a signed original sent in the manner provided in clause (i), (ii) or (iii) to the parties at the following addresses (or at such other address for a party as shall be specified by notice from such party):

          if to the Company or any Blackstone Entity, to such Person at:

                 c/o The Blackstone Group L.P.
                 345 Park Avenue
                 New York, New York 10154
                 Attention:  Chinh Chu
                 Fax:        (212) 583-5722

          with a copy to:

                 Simpson Thacher & Bartlett LLP
                 425 Lexington Avenue
                 New York, New York 10017
                 Attention:  William R. Dougherty, Esq.
                 Fax:        (212) 455-2502

          if to BACI:

                 BA Capital Investors Sidecar Fund, L.P.
                 c/o Banc of America Capital Investors, L.P.
                 Banc of America Corporate Center
                 100 North Tryon Street, 25th Floor
                 Charlotte, NC 28255
                 Attention:  J. Travis Hain
                 Fax:        (704) 386-6432


          with a copy to:

                 Kirkland & Ellis LLP
                 200 East Randolph Drive
                 Chicago, IL 60601
                 Attention:  Margaret A. Gibson
                 Fax:        (312) 861-2200

          SECTION 4.5 INTEGRATION. This Agreement, and the documents referred to herein, or delivered pursuant hereto, contain the entire understanding of the parties with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

          SECTION 4.6 SEVERABILITY. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          SECTION 4.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

          SECTION 4.8 LIMITED LIABILITY. Notwithstanding any other provision of this Agreement, neither the members, general partners, limited partners or managing directors, or any directors or officers of any members, general or limited partner, advisory director, nor any future members, general partners, limited partners, advisory directors, or managing directors, if any, of any Shareholder shall have any personal liability for performance of any obligation of such Shareholder under this Agreement in excess of the respective capital contributions of such members, general partners, limited partners, advisory directors or managing directors to such Shareholder.

          SECTION 4.9 RULE 144. If the Company is subject to the requirements of
Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Shareholder, make publicly available such information) and it will take such further action as any Shareholder may reasonably request, so as to enable such Shareholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Shareholder, the Company will deliver to such Shareholder a written statement as to whether it has complied with such requirements.

          SECTION 4.10 OTHER REGISTRATION RIGHTS.

     (a) The Company covenants that it will not grant any right of registration (whether demand or incidental) under the Securities Act relating to any Ordinary Shares, Ordinary Share Equivalents or any of its other securities to any Person unless the Shareholders shall be entitled to have included in any registration effected (i) pursuant to Section 2.2 hereof, all Registrable Securities requested by it to be so included prior to the inclusion of any securities requested to be registered by the Persons entitled to any such other registration rights pursuant to any provision providing registration rights comparable to those contained in Section 2.1 hereof and (ii) pursuant to Section
2.1 hereof, all Registrable Securities requested by such Shareholder to be so included prior to the inclusion of any securities requested to be registered by the Persons entitled to any such other registration rights pursuant to any provision providing registration rights comparable to those contained in Section
2.1 hereof; it being understood that as among the

Shareholders, the right and the priority of participation in any such registration shall be as provided in this Agreement.

     (b) If the Company at any time grants to any other holders of Ordinary Shares, Ordinary Share Equivalents or other securities of the Company any rights to request the Company to effect the registration (whether demand or incidental) under the Securities Act of any such securities on any terms more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall, at the request of Shareholders holding a majority of the Registrable Securities held by all Shareholders, be deemed amended or supplemented to the extent necessary to provide the Shareholders such more favorable rights and benefits.

     (c) The Company covenants that it will not enter into, or cause or permit any of its subsidiaries to enter into, any agreement which conflicts with or limits or prohibits the exercise of the rights granted to the Shareholders in this Agreement.

     (d) Each of the Blackstone Entities and the Company agrees that, in the event that any Blackstone Entity or any of its Affiliates is granted any right of registration (whether demand or incidental) by any subsidiary of the Company or any entity through which any Blackstone Entity or any of its Affiliates hereafter holds its interest in the Company, it shall take all actions available to it to cause the entity granting such rights to grant to BACI rights comparable to those held by BACI pursuant to this Agreement.

          SECTION 4.11 REDOMICILIATION. It is the intention of the parties to effect a redomiciliation of the Company to Delaware (the "REDOMICILIATION") at a time and in a manner determined by the Company. Following the Redomiciliation, this Agreement shall apply, MUTATIS MUTANDIS, to the Company as redomiciled in Delaware and to the common stock of the Company held by the Shareholders.

          SECTION 4.12 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

          SECTION 4.13 JURISDICTION. The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this agreement and, by execution and delivery of this agreement, each of the parties to this Agreement submits to the exclusive jurisdiction of those courts, including but not limited to the IN PERSONAM and subject matter jurisdiction of those courts, waives any objections to such jurisdiction on the grounds of venue or FORUM NON CONVENIENS, the absence of IN PERSONAM or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with the notice provisions of this Agreement) or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

          SECTION 4.14 MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                      BLACKSTONE CRYSTAL HOLDINGS
                                      CAPITAL PARTNERS (CAYMAN) IV LTD.

                                      By: /s/ Chinh Chu
                                          -------------------------
                                      Name: Chinh Chu
                                      Title: Authorized Person


                                      BLACKSTONE CAPITAL PARTNERS
                                      (CAYMAN) LTD. 1

                                      By: /s/ Chinh Chu
                                          -------------------------
                                      Name: Chinh Chu
                                      Title: Authorized Person


                                      BLACKSTONE CAPITAL PARTNERS
                                      (CAYMAN) LTD. 2

                                      By: /s/ Chinh Chu
                                          -------------------------
                                      Name: Chinh Chu
                                      Title: Authorized Person


                                      BLACKSTONE CAPITAL PARTNERS
                                      (CAYMAN) LTD. 3

                                      By: /s/ Chinh Chu
                                          -------------------------
                                      Name: Chinh Chu
                                      Title: Authorized Person

                                      BA CAPITAL INVESTORS SIDECAR FUND,
                                      L.P.

                                      By:    BA Capital Management Sidecar, L.P.
                                      Its:   General Partner

                                      By:    BACM I Sidecar GP Limited
                                      Its:   General Partner

                                             By: /s/ John A. Shimp
                                                 ---------------------
                                             Name: John A. Shimp
                                             Title: Authorized Person

                                      -19-